Exhibit 4.1

SPIRE INC.

and

REGIONS BANK,

Trustee

FOURTH SUPPLEMENTAL INDENTURE

Dated as of February 9, 2026

To

INDENTURE

Dated as of August 19, 2014

4.600% Senior Notes due 2031

i

Exhibits

Exhibit A Form of 2031 Note

ii

FOURTH SUPPLEMENTAL INDENTURE, dated as of February 9, 2026 (this “Fourth Supplemental Indenture”), between Spire Inc. (formerly The Laclede Group, Inc.), a corporation duly organized and existing under the laws of the State of Missouri, having its principal office at 700 Market Street, St. Louis, Missouri 63101 (the “Company”), and Regions Bank (as successor to UMB Bank & Trust, N.A.), as trustee (the “Trustee”).

WHEREAS, the Company executed and delivered the indenture, dated as of August 19, 2014, to the Trustee (the “Indenture”), to provide for the issuance of the Company’s debentures, notes or other evidences of indebtedness (the “Securities”), in one or more fully registered series;

WHEREAS, pursuant to Section 1201 of the Indenture, the Company issued, pursuant to that certain first supplemental indenture, dated as of August 19, 2014 (the “First Supplemental Indenture”), (i) a series of its Securities known as its Floating Rate Senior Notes due 2017, (ii) a series of its Securities known as its 2.55% Senior Notes due 2019 and (iii) a series of its Securities known as its 4.70% Senior Notes due 2044;

WHEREAS, pursuant to Section 1201 of the Indenture, the Company issued, pursuant to that certain second supplemental indenture, dated as of February 27, 2017 (the “Second Supplemental Indenture”), a series of its Securities known as its 3.543% Senior Notes due 2024;

WHEREAS, pursuant to Section 1201 of the Indenture, the Company issued, pursuant to that certain third supplemental indenture, dated as of February 12, 2024 (the “Third Supplemental Indenture”), a series of its Securities known as its 5.300% Senior Notes due 2026;

WHEREAS, pursuant to Section 1201 of the Indenture, the Company desires to provide for the issuance of a new series of its Securities to be known as its 4.600% Senior Notes due 2031 (the “2031 Notes”) and to establish the form of the 2031 Note thereof, as provided in Section 201 of the Indenture, and to set forth the terms thereof, as provided in Section 301 of the Indenture;

WHEREAS, the Company has requested that the Trustee execute and deliver this Fourth Supplemental Indenture; and

WHEREAS, all things necessary to make this Fourth Supplemental Indenture a valid agreement of the Company, in accordance with its terms, and to make the 2031 Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been done;

NOW THEREFORE, in consideration of the premises and the purchase and acceptance of the 2031 Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and terms of the 2031 Notes, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the 2031 Notes, as follows:

ARTICLE ONE

DEFINITIONS

Section 1.01. Definition of Terms. Unless the context otherwise requires:

(a) each term defined in the Indenture has the same meaning when used in this Fourth Supplemental Indenture;

(b) each term defined anywhere in this Fourth Supplemental Indenture has the same meaning throughout;

(c) the singular includes the plural and vice versa; and

(d) headings are for convenience of reference only and do not affect interpretation.

ARTICLE TWO

GENERAL TERMS AND CONDITIONS OF THE 2031 NOTES

Section 2.01. Designation and Principal Amount. There is hereby authorized and established a series of Securities under the Indenture, designated as the “4.600% Senior Notes due 2031”, which is not limited in aggregate principal amount. The aggregate principal amount of the 2031 Notes to be issued on the date hereof is $400,000,000. 2031 Notes in the aggregate principal amount of $400,000,000 may, upon execution of this Fourth Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall, upon receipt of a Company Order, authenticate and deliver said 2031 Notes as provided in said Company Order.

Section 2.02. Maturity. The Stated Maturity of principal of the 2031 Notes is September 1, 2031.

Section 2.03. Further Issues. The Company may from time to time, without the consent of the Holders of the 2031 Notes, issue additional 2031 Notes. Any such additional 2031 Notes will have the same ranking, interest rate, Stated Maturity and other terms as the 2031 Notes herein provided for (except for the original issue date, the public offering price and, if applicable, the initial Interest Payment Date). Any such additional 2031 Notes, together with the 2031 Notes herein provided for, will constitute a single series of Securities under the Indenture. No such additional 2031 Notes may be issued if an Event of Default has occurred and is continuing with respect to the 2031 Notes. The Company will not issue any such additional 2031 Notes intended to form a single series with the 2031 Notes herein provided for unless such additional 2031 Notes will be fungible with the 2031 Notes herein provided for, for U.S. federal income tax purposes; provided, however, that if such additional 2031 Notes are not fungible with the 2031 Notes for U.S. federal income tax purposes, such additional 2031 Notes will have a different CUSIP, ISIN, or other identifying number so that they are distinguishable from the 2031 Notes herein provided for.

Section 2.04. Form. Upon the original issuance of the 2031 Notes, the 2031 Notes will be represented by a Global Security, which the Company will register in the name of Cede & Co., the nominee of the Depositary, and deposit with the Depositary or its custodian.

Section 2.05. Interest.

(a) The 2031 Notes will bear interest (computed on the basis of a 360-day year consisting of twelve 30-day months) from February 9, 2026 at the rate of 4.600% per annum, payable semiannually in arrears; interest payable on each Interest Payment Date will include interest accrued from February 9, 2026, or from the most recent Interest Payment Date to which interest has been paid or duly provided for; the Interest Payment Dates on which such interest shall be payable are March 1 and September 1, beginning on September 1, 2026; and the Regular Record Date for the interest payable on any Interest Payment Date is the close of business on the Business Day immediately preceding such Interest Payment Date so long as all of the Notes remain in book-entry only form and otherwise the close of business on the 15th day of the calendar month immediately preceding the calendar month in which the applicable Interest Payment Date falls (whether or not a Business Day). If any Interest Payment Date falls on a day that is not a Business Day, the required payment on that day will be due on the next succeeding Business Day, and no interest will accrue or be paid on that payment for the period from and after that Interest Payment Date to the date of payment on the next succeeding Business Day.

(b) If the Stated Maturity of principal of the 2031 Notes falls on a day that is not a Business Day, the required payment on that day will be due on the next succeeding Business Day, and no interest on that payment will accrue or be paid for the period from and after the Stated Maturity of principal of the 2031 Notes.

Section 2.06. Authorized Denominations. The 2031 Notes shall be issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Section 2.07. Appointment of Agents. The Trustee will initially be the Security Registrar and Paying Agent for the 2031 Notes and will act as such only at its corporate trust offices in the City of St. Louis, State of Missouri.

ARTICLE THREE

FORM OF 2031 NOTE

Section 3.01. Form of 2031 Note. The 2031 Notes and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the forms set forth in Exhibit A hereto.

ARTICLE FOUR

OPTIONAL REDEMPTION; NO SINKING FUND

Section 4.01. Optional Redemption by Company.

(a) The 2031 Notes shall be redeemable, at the option of the Company, in whole or in part, at any time and from time to time, (i) prior to the Par Call Date (as defined below), at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (x) the sum of (A) the present values of the remaining scheduled payments of principal and interest on the 2031 Notes being redeemed discounted to the Redemption Date (assuming the 2031 Notes being redeemed matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 15 basis points, less (B) interest accrued to the Redemption Date and (y) 100% of the principal amount of the 2031 Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but excluding, the Redemption Date, and (ii) on or after the Par Call Date, at a Redemption Price equal to 100% of the principal amount of the 2031 Notes to be redeemed on the Redemption Date plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

Notwithstanding the foregoing, (1) interest payable with respect to an Interest Payment Date on any 2031 Note to be redeemed that falls on or before the Redemption Date therefor shall be made to the holder thereof on the record date related to such Interest Payment Date, and (2) if any Redemption Date falls on a day that is not a Business Day, principal, interest and premium, if any, payable on such date will be paid on the next succeeding Business Day with the same force and effect as if it were paid on the Redemption Date and no interest will accrue on the amount so payable for the period from and after the Redemption Date to the next succeeding Business Day.

(b) Notice of any redemption of the 2031 Notes shall be given in the manner and otherwise in accordance with the provisions of Section 404 of the Indenture to each Holder of Securities to be redeemed (with a copy to the Trustee), at his or her address appearing in the Security Register, and any such notice, in lieu of stating the applicable Redemption Price, shall state the manner in which such Redemption Price shall be calculated. If the Company has given notice of redemption as provided in the Indenture and funds for the redemption of the 2031 Notes called for redemption have been made available on the Redemption Date referred to in that notice, such 2031 Notes will cease to bear interest on such Redemption Date (unless the Company defaults in the payment of the applicable Redemption Price and accrued and unpaid interest). Any interest accrued to such Redemption Date will be paid as specified in such notice. Once notice of redemption is mailed by the Company, the Securities called for redemption will become due and payable on the applicable Redemption Date at the Redemption Price.

(c) The following defined terms used in this Article Four shall, unless the context otherwise requires, have the meanings specified below:

“Par Call Date” means August 1, 2031.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable:

(i) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”);

(ii) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or

(iii) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life (for purposes of this clause, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date).

If on the third Business Day preceding the Redemption Date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date. If there is no United States Treasury security maturing on the Par Call Date, but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date, or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security and rounded to three decimal places.

(d) At or prior to the time of giving of any notice of redemption to the Holders of any 2031 Notes to be redeemed, the Company shall deliver an Officer’s Certificate to the Trustee setting forth the calculation of the Redemption Price or the manner in which the Redemption Price shall be calculated, as relevant, applicable to such redemption. The Trustee shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in relying upon, the applicable Redemption Price as so calculated, or the manner in which such Redemption Price shall be calculated, as relevant, and set forth in such Officer’s Certificate.

Section 4.02. No Other Redemption. Except as set forth in Section 4.01 hereof, the 2031 Notes are not redeemable prior to the Stated Maturity of principal of the 2031 Notes.

Section 4.03. No Sinking Fund. The 2031 Notes are not entitled to the benefit of any sinking fund.

ARTICLE FIVE

MISCELLANEOUS

Section 5.01. Ratification of Indenture. The Indenture, as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and this Fourth Supplemental Indenture, is in all respects ratified and confirmed, and the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and this Fourth Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

Section 5.02. Trustee Not Responsible for Recitals. The recitals and statements herein contained are made by the Company and not by the Trustee and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Fourth Supplemental Indenture.

Section 5.03. Governing Law. This Fourth Supplemental Indenture and each 2031 Note shall be governed by and construed in accordance with the laws of the State of New York.

Section 5.04. Separability. In case any one or more of the provisions contained in this Fourth Supplemental Indenture or in the 2031 Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Fourth Supplemental Indenture or of the 2031 Notes, but this Fourth Supplemental Indenture and the 2031 Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 5.05. Counterparts. This Fourth Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Fourth Supplemental Indenture and of signature pages by facsimile or electronic format (i.e., “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Fourth Supplemental Indenture as to the parties hereto and may be used in lieu of the original Fourth Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic format (i.e., “pdf” or “tif”) shall be deemed to be their original signatures for all purposes.

Section 5.06. Trust Indenture Act. This Fourth Supplemental Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the Indenture and shall, to the extent applicable, be governed by such provisions. If any provision in this Fourth Supplemental Indenture limits, qualifies or conflicts with another provision of hereof which is required to be included herein by any provisions of the Trust Indenture Act, such required provision shall control.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed, all as of the day and year first above written.

SPIRE INC.

By:	/s/ Boyan N. Lalov
Name: Boyan N. Lalov
Title: Vice President and Treasurer

[Signature Page to Fourth Supplemental Indenture]

REGIONS BANK, as Trustee

By:	/s/ Kerry A. McFarland
Name: Kerry A. McFarland
Title: Vice President

[Signature Page to Fourth Supplemental Indenture]

EXHIBIT A

FORM OF 2031 NOTE

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. THE TRUSTEE MAY MAKE SUCH NOTATIONS ON THE SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY APPENDED HERETO AS MAY BE REQUIRED PURSUANT TO THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SPIRE INC.

4.600% SENIOR NOTES DUE 2031

CUSIP No. 84857L AF8

ISIN No. US84857LAF85

No. [•]

Spire Inc., a corporation duly organized and existing under the laws of Missouri (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of [•] DOLLARS ($[•])[, as revised by the Schedule of Exchanges of Interests in the Global Security attached hereto,] on September 1, 2031, and to pay interest thereon from February 9, 2026 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears, on March 1 and September 1 in each year, beginning September 1, 2026 at the rate of 4.600% per annum until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities)

is registered at the close of business on the Regular Record Date for such interest, which shall be the close of business on the Business Day immediately preceding such Interest Payment Date so long as all of the Notes remain in book-entry only form and otherwise the close of business on the 15th day of the calendar month immediately preceding the calendar month in which the applicable Interest Payment Date falls (whether or not a Business Day). Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the City of St. Louis, State of Missouri, in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts.

All payments of principal, premium, if any, and interest in respect of this Security will be made by the Company in immediately available funds.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature of one of its authorized signatories, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

SPIRE INC.

By:
Name: Adam W. Woodard
Title: Executive Vice President and Chief Financial Officer

Attest:
Name: Matthew J. Aplington
Title: Senior Vice President and Chief Legal Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

Regions Bank, as Trustee

By:
Authorized Signatory

[Reverse of Security]

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of August 19, 2014 as supplemented by the first supplemental indenture dated as of August 19, 2014, the second supplemental indenture dated as of February 27, 2017, the third supplemental indenture dated as of February 12, 2024, and the fourth supplemental indenture dated as of February 9, 2026 (herein called the “Indenture”, which then shall have the meaning assigned to it in such instrument) between the Company and Regions Bank (as successor to UMB Bank & Trust, N.A.), as trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof initially limited in aggregate principal amount to $400,000,000.

The 2031 Notes shall be redeemable, at the option of the Company, in whole or in part, at any time and from time to time, (i) prior to the Par Call Date (as defined below), at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (x) the sum of (A) the present values of the remaining scheduled payments of principal and interest on the 2031 Notes being redeemed discounted to the Redemption Date (assuming the 2031 Notes being redeemed matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 15 basis points, less (B) interest accrued to the Redemption Date and (y) 100% of the principal amount of the 2031 Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but excluding, the Redemption Date, and (ii) on or after the Par Call Date, at a Redemption Price equal to 100% of the principal amount of the 2031 Notes to be redeemed on the Redemption Date plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

Notwithstanding the foregoing, (1) interest payable with respect to an Interest Payment Date on any 2031 Note to be redeemed that falls on or before the Redemption Date therefor shall be made to the holder thereof on the record date related to such Interest Payment Date and (2) if any Redemption Date falls on a day that is not a Business Day, principal, interest and premium, if any, payable on such date will be paid on the next succeeding Business Day with the same force and effect as if it were paid on the Redemption Date and no interest will accrue on the amount so payable for the period from and after the Redemption Date to the next succeeding Business Day.

Notice of any redemption of the 2031 Notes shall be given in the manner and otherwise in accordance with the provisions of Section 404 of the Indenture to each Holder of Securities to be redeemed (with a copy to the Trustee), at his or her address appearing in the Security Register, and any such notice, in lieu of stating the applicable Redemption Price, shall state the manner in which such Redemption Price shall be calculated. If the Company has given notice of redemption as provided in the Indenture and funds for the redemption of the 2031 Notes called for redemption have been made available on the Redemption Date referred to in that notice, such 2031 Notes will cease to bear interest on such Redemption Date (unless the Company defaults in the payment of the applicable Redemption Price and accrued and unpaid interest). Any interest accrued to such Redemption Date will be paid as specified in such notice.

“Par Call Date” means August 1, 2031.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable:

(i) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”);

(ii) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or

(iii) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life (for purposes of this clause, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date).

If on the third Business Day preceding the Redemption Date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date. If there is no United States Treasury security maturing on the Par Call Date, but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date, or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security and rounded to three decimal places.

At or prior to the time of giving of any notice of redemption to the Holders of any 2031 Notes to be redeemed, the Company shall deliver an Officer’s Certificate to the Trustee setting forth the calculation of the Redemption Price or the manner in which the Redemption Price shall be calculated, as relevant, applicable to such redemption. The Trustee shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in relying upon, the applicable Redemption Price as so calculated, or the manner in which such Redemption Price shall be calculated, as relevant, and set forth in such Officer’s Certificate.

Once notice of redemption is mailed by the Company, the Securities called for redemption will become due and payable on the applicable Redemption Date at the Redemption Price.

Notice of any redemption of the Securities shall be given in the manner and otherwise in accordance with the provisions of Section 404 of the Indenture to each Holder of Securities to be redeemed, at his address appearing in the Security Register, and that any such notice in lieu of stating the applicable Redemption Price, shall state the manner in which such Redemption Price shall be calculated. If the Company has given notice of redemption as provided in the Indenture and funds for the redemption of the Securities called for redemption have been made available on the Redemption Date referred to in that notice, such Securities will cease to bear interest on such Redemption Date (unless the Company defaults in the payment of the Redemption Price and accrued and unpaid interest). Any interest accrued to such Redemption Date will be paid as specified in such notice.

The Indenture contains certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of all series at the time Outstanding affected thereby (voting as one class). The Indenture contains provisions permitting the Holders of not less than a majority in principal amount of the Outstanding Securities of all series, with respect to which any default under the Indenture shall have occurred and be continuing (voting as one class), on behalf of the Holders of all the Outstanding Securities of such series, to waive, with certain exceptions, such past default with respect to such series and its consequences. The Indenture also permits the Holders of not less than a majority in principal amount of the Outstanding Securities of any series, on behalf of the Holders of all Outstanding Securities of such series, to waive compliance by the Company with certain provisions of the Indenture. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than a majority in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested in writing by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

No recourse for the payment of the principal of or any premium or interest on any Security, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or in any supplemental indenture, or in this Security, or because of the creation of any indebtedness represented hereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability was expressly waived and released as a condition of, and as consideration for, the execution of the Indenture and is a condition of, and is consideration for, the execution of this Security.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please insert social security or other identifying number of assignee)

(Please print or typewrite name and address including postal zip code of assignee)

the within Security and all rights thereunder, hereby irrevocably constituting and appointing

Attorney to transfer said Securities on the books of the Company with full power of substitution in the premises.

Date:

By:
Name:
Title:

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY

The following exchanges of a part of this Global Security for an interest in another Global Security or for a Security in definitive form, or exchanges of a part of another Global Security or a Security in Definitive Form for an interest in this Global Security, have been made:

Date of Exchange	Amount of decrease in Principal Amount [at maturity] of this Global Security	Amount of increase in Principal Amount [at maturity] of this Global Security	Principal Amount [at maturity] of this Global Security following such decrease (or increase)	Signature of authorized signatory of Trustee or Custodian